Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Lyndi McMillan, lyndi.mcmillan@navistar.com, 331-332-3181
Investor contact:	Marty Ketelaar, marty.ketelaar@navistar.com, 331-332-2706
Web site:	www.Navistar.com/news

NAVISTAR ANNOUNCES PROPOSED OFFERING OF SENIOR NOTES

LISLE, Ill. — November 2, 2017 — Navistar International Corporation (NYSE: NAV) (“Navistar”) today announced that it plans to issue, subject to market conditions, $1,100 million of new senior notes due 2025 (the “notes”) in a private offering. The notes will be senior unsecured obligations of the company and will be guaranteed by its wholly owned subsidiary, Navistar, Inc.

Navistar intends to use the proceeds of the offering, together with the borrowings under its new senior secured term loan, to (i) retire all $1,450 million aggregate principal amount of its existing 8.25% Senior Notes due 2021 and to pay accrued and unpaid interest thereon, (ii) repay all of its outstanding obligations under its existing senior secured term loan facility, including accrued and unpaid interest, if any, (iii) fund cash to balance sheet to retire at maturity or repurchase a portion of its 4.50% Senior Subordinated Convertible Notes due 2018 and (iv) pay the associated prepayment premiums, transaction fees and expenses incurred in connection therewith.

The notes will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. Neither the notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

This press release is issued for informational purposes pursuant to Rule 135c of the Securities Act, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

Information provided and statements contained in this release that are not purely historical fact are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release other than as required by the federal securities laws. Such forward-

looking statements include those regarding the proposed offering of the notes and the anticipated use of the proceeds therefrom. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the fiscal year ended October 31, 2016. Although the company believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for its ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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